Exhibit 99.1

NEWS RELEASE

June 6, 2006

FARM - NASDAQ NATIONAL MARKET SYSTEM

Farmer Bros. Names President and Chief Operating Officer

TORRANCE, CALIF. — (BUSINESS WIRE) — June 6, 2006 — Farmer Bros. Co. (Nasdaq: FARM) announced today that Roger “Rocky” Laverty, an experienced food and beverage business executive, has been named to the positions of President and Chief Operating Officer.  The appointment becomes effective July 24, 2006.

Mr. Laverty, 58, served from 2003 to December 2005 as President and Chief Executive Officer of Diedrich Coffee, a specialty coffee roaster, wholesaler and retailer with $53 million in 2005 revenue that is based in Irvine, Calif.  He oversaw steps to strengthen the company’s balance sheet and launch a successful growth strategy.

He also served 19 years in executive positions with Smart & Final, a Los Angeles-based food retailer that generated 2005 revenues of about $2 billion through more than 200 stores throughout the west. He served as Chief Executive Officer from 1994 to 1998, and as President and Chief Operating Officer from 1988 to 1993. He joined the company in 1979 as General Counsel and Vice President of Corporate Development. Mr. Laverty was honored as “Retailer of the Year” in 1996 by the Food Industry Retail Association, and as “Innovator of the Year” in 1997 by “Institutional Distributor” magazine.

Mr. Laverty, of Manhattan Beach, Calif., received his law and bachelor’s degrees from Stanford University.

“We are thrilled that our long and careful nationwide search has led to such a great outcome,” said Guenter Berger, Chairman and Chief Executive Officer of Farmer Bros. Co., “Rocky will bring the skills that will help our team take to the next level our efforts to strengthen operations and grow sales. We expect to make good use of his deep understanding of the food industry and his proven ability to fuel growth.”

Mr. Laverty will report to Mr. Berger who retains the titles of Chairman and Chief Executive Officer.  He joins the executive team which also includes John Simmons, Chief Financial Officer and Treasurer, and Mike King, Vice President of Sales.

The search was conducted by the executive recruiting firm of Korn / Ferry International.

Farmer Bros. Co. is an institutional coffee roaster that sells a variety of coffee and allied products to the food service industry. The Company’s signature trucks and vans bearing the “Consistently Good” logo are seen throughout Farmer Brothers’ 28-state service area.

Farmer Brothers has paid a dividend for 52 consecutive years, increased the dividend in each of the last nine consecutive years, and its stock price has grown on a split-adjusted basis from $1.80 a share in 1980. For more information, go to: www.farmerbroscousa.com.

Forward-Looking Statements

Certain statements contained in this report regarding the risks, circumstances and financial trends that may affect our future operating results, financial position and cash flows are not based on historical fact and are forward-looking statements within the meaning of federal securities laws and regulations.  These statements are based on management’s current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact.  These forward-looking statements can be identified by the use of words like “anticipates,” “feels,” “estimates,” “projects,” “expects,” “plans,” “believes,” “intends,” “will,” “assumes” and other words of similar meaning.  Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those set forth in forward-looking statements.  We intend these forward-looking statements to speak only at the time of this report and do not undertake to update or revise these statements as more information becomes available except as required under federal securities laws and the rules and regulations of the SEC.  Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, fluctuations in availability and cost of green coffee, competition, organizational changes, the impact of a weaker economy, business conditions in the coffee industry and food industry in general, the Company’s continued success in attracting new customers, variances from budgeted sales mix and growth rates, and weather and special or unusual events, as well as other risks described in this report and the quarterly report filed by the Company on Form 10-Q and other factors described from time to time in the Company’s filings with the SEC.

Contacts:

Jim Lucas / Whitney Hays

Abernathy MacGregor Group   213-630-6550